Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT

THIS OMNIBUS AMENDMENT (this “Amendment”) is made as of May 15, 2014 (the “Effective Date”) by and among PLEXUS CORP., a Wisconsin corporation (the “Borrower”), the lenders listed on the signature pages hereto (the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), under (i) that certain Credit Agreement, dated as of May 15, 2012 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto from time to time as lenders and the Administrative Agent and (ii) that certain Guaranty, dated as of May 15, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), by and among the Subsidiaries of the Borrower party thereto from time to time (the “Guarantors”) in favor of the Administrative Agent, on behalf of the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Amended Credit Agreement (as defined below).

WHEREAS, the Borrower and the Guarantors have requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement and the Guaranty; and
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows.
ARTICLE I - AMENDMENTS
1.1.    Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article IV below, the Credit Agreement is hereby amended as set forth in the marked terms on Exhibit A-1 attached hereto including the amended Schedules attached thereto (the “Amended Credit Agreement”). In Exhibit A-1 hereto, deletions of text in the Amended Credit Agreement are indicated by struck-through text, and insertions of text are indicated by bold, double-underlined text. Exhibit A-2 attached hereto sets forth a clean copy of the Amended Credit Agreement, after giving effect to such amendments. This Amendment shall constitute a Credit Document.
1.2.    Amendments to Guaranty. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article IV below, the Guaranty is hereby amended as follows:
a.    Section 1 of the Guaranty is hereby amended to add the following clause (e) immediately after clause (d) appearing therein:
“(e)    As of the date hereof, and each day that the Borrower or a Subsidiary enters into a swap, such Guarantor is an “eligible contract participant” as defined in the Commodity Exchange Act.”

b.    Clause (iii) of Section 2 of the Guaranty is hereby amended to add the following clause at the end thereof:
“(but excluding, for the avoidance of doubt, all Excluded Swap Obligations)”.

c.    The following Section 23 is hereby added immediately following Section 22 of the Guaranty:
“Section 23. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Hedging Liabilities (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until all Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations) and the Commitments and all Facility LCs issued under the Credit Agreement shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Administrative Agent. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a Swap Counterparty makes a written representation to the Lenders in connection with this Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the corresponding Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of such Guaranty unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Lenders reserve all of their contractual and other rights and remedies, at law or in equity, including (to the extent permitted by applicable law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation, provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

1.3.    Consent. Subject to execution and delivery of the Aerospace Joinder (as defined below) on the Effective Date, the Lenders hereby consent to the fact that Plexus Aerospace, Defense

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and Security Services, LLC was not joined as a Guarantor within thirty (30) days after it became a Domestic Subsidiary, as required pursuant to Section 6.19 of the Credit Agreement.
ARTICLE II - TERM-REVOLVER CONVERSION
Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Article IV below, the Borrower hereby elects to exercise the Term-Revolver Conversion pursuant to Section 2.7(b) of the Amended Credit Agreement by converting the entirety of the Term Loans outstanding immediately preceding the Effective Date to Revolving Loans. The Lenders hereby waive the three (3) Business Day notice requirement for the Term-Revolver Conversion set forth in Section 2.7(b). Schedule 1 to the Credit Agreement is hereby amended as set forth in Schedule 1 attached to Exhibits A-1 and A-2 to give effect to the Term-Revolver Conversion.
ARTICLE III - REPRESENTATIONS AND WARRANTIES
The Borrower and each of the Guarantors hereby represent and warrant as follows:
3.1.    This Amendment and the Credit Agreement and Guaranty as amended hereby constitute legal, valid and binding obligations of the Borrower and each of the Guarantors and are enforceable against the Borrower and each of the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.
3.2.    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement and each of the Guarantors set forth in the Guaranty, in each case, as amended hereby, are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct in all respects on and as of such earlier date, and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

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ARTICLE IV - CONDITIONS PRECEDENT
This Amendment shall become effective on the Effective Date, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

4.1.    The Administrative Agent shall have received counterparts of (a) this Amendment duly executed by the Borrower, the Administrative Agent, the Guarantors and the Lenders and (b) that certain Annex I to Guaranty duly executed by Plexus Aerospace, Defense and Security Services, LLC, dated as of the date hereof (the “Aerospace Joinder”), rendering such entity a Guarantor and a Loan Party as of the Effective Date hereunder and under the Credit Agreement and the Guaranty, each as amended hereby.
4.2.    The Administrative Agent shall have received a certificate, signed by an Authorized Officer on behalf of the Borrower, stating that as of the date hereof and after giving effect to the terms of this Amendment, (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties set forth in each of the Credit Agreement and the Guaranty, in each case, as amended hereby, are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
4.3.    The Administrative Agent shall have received a written opinion of the Borrower’s and Guarantors’ counsel (which may include local counsel and in-house counsel), addressed to the Lenders and in form and substance satisfactory to the Administrative Agent.
4.4.    The Administrative Agent shall have received certificates of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the Operating Agreement or other organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party and the Term-Revolver Conversion, (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (v) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request an Advance or the issuance of a Facility LC under the Amended Credit Agreement.

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4.5.    There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, since September 28, 2013 or (y) in the facts and information regarding such entities as represented by such entities to date.
4.6.    All of the Administrative Agent’s accrued costs, fees and expenses through the date hereof, including as set forth in the Fee Letters, shall be fully paid.
ARTICLE V - GENERAL
5.1.    Reaffirmation. Each Guarantor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty and each other Loan Document executed by such Guarantor.
5.2.    Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.
5.3.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
5.4.    Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
5.5.    Governing Law. This Amendment shall be construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Wisconsin, but giving effect to federal laws applicable to national banks.
5.6.    Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.

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5.7.    Reference to and Effect on the Credit Agreement and the Guaranty.
a.    Upon the effectiveness of this Amendment, on and after the date hereof, (i) each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby and (ii) each reference in the Guaranty to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Guaranty, as amended and modified hereby.
b.    Except as specifically amended above, the Credit Agreement, the Guaranty and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.
c.    Except as specifically set forth in Section 1.3 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement, the Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.8.    Headings. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.
(signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

PLEXUS CORP., as the Borrower

By:	/s/ Dean A. Foate
Name:	Dean A. Foate
Title:	President and Chief Executive Officer

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

PLEXUS INTL. SALES & LOGISTICS, LLC,
as a Guarantor

By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Treasurer and Assistant Secretary

PLEXUS QS, LLC, as a Guarantor

By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Treasurer and Assistant Secretary

PLEXUS INTERNATIONAL SERVICES, INC.,
as a Guarantor

By:	/s/ Jamie Kuziej
Name:	Jamie Kuziej
Title:	Vice President and Assistant Secretary

PLEXUS INFORMATION TECHNOLOGY
SERVICES CORP., as a Guarantor

By:	/s/ Jamie Kuziej
Name:	Jamie Kuziej
Title:	Vice President and Assistant Secretary

PLEXUS MANAGEMENT SERVICES
CORPORATION, as a Guarantor

By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Treasurer and Assistant Secretary

PLEXUS AEROSPACE, DEFENSE AND
SECURITY SERVICES, LLC, as a Guarantor

By:	/s/ Steven J. Frisch
Name:	Steven J. Frisch
Title:	President and Manager

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Caroline V. Krider
Name:	Caroline V. Krider
Title:	Senior Vice President

Signature Page to
Omnibus Amendment to
Plexus Corp. Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Syndication Agent

By:	/s/ Henry R. Hissrich IV
Name:	Henry R. Hissrich IV
Title:	Senior Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender By: /s/ Richard Ong Pho Name: Richard Ong Pho Title: Director

Signature Page to
Omnibus Amendment to
Plexus Corp. Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Joseph Philbin
Name:	Joseph Philbin
Title:	Senior Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

RBS CITIZENS, N.A., as a Lender

By:	/s/ Christopher J. DeLauro
Name:	Christopher J. DeLauro
Title:	Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Issac E. Olson
Name:	Issac E. Olson
Title:	Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Casey Klepsch
Name:	Casey Klepsch
Title:	Assistant Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Oliver Lopez
Name:	Oliver Lopez
Title:	Associate

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Mark J. Fischer
Name:	Mark J. Fischer
Title:	Sr. Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

BANK OF THE WEST, a California Banking
Corporation, as a Lender

By:	/s/ David Wang
Name:	David Wang
Title:	Director

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ David C. Doran
Name:	David C. Doran
Title:	Senior Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

THE NORTHERN TRUST COMPANY, as a
Lender

By:	/s/ Patrick Cowan
Name:	Patrick Cowan
Title:	Senior Vice President

Signature Page to
Omnibus Amendment to
Plexus Credit Agreement

EXHIBIT A-1
Amended Credit Agreement

Attached.

EXHIBIT A-2
Clean Amended Credit Agreement

Attached.

A-1-1

EXECUTION VERSION

Deal CUSIP 72913HAA5
Revolving Loan CUSIP 72913HAB3
Term Loan CUSIP 72913HAC1
CREDIT AGREEMENT

DATED AS OF MAY 15, 2012

AMONG

PLEXUS CORP.,

THE LENDERS,

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT

PNC BANK, NATIONAL ASSOCIATION,
AS SYNDICATION AGENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HSBC BANK USA, NATIONAL ASSOCIATION, RBS CITIZENS, N.A. AND WELLS FARGO BANK, N.A.,
AS CO-DOCUMENTATION AGENTS

AND

U.S. BANK NATIONAL ASSOCIATION AND PNC CAPITAL MARKETS LLC,
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

Signature Page to
Amendment No. [__] to
[__________] Credit Agreement

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5.5.	Material Adverse Change	52
5.6.	Taxes	52
5.7.	Litigation and Contingent Obligations	53
5.8.	Subsidiaries	53
5.9.	ERISA	53
5.10.	Accuracy of Information	53
5.11.	Regulation U	53
5.12.	Material Agreements	53
5.13.	Compliance With Laws	53
5.14.	Ownership of Properties	54
5.15.	Plan Assets; Prohibited Transactions	54
5.16.	Environmental Matters	54
5.17.	Investment Company Act	54
5.18.	Insurance	54
5.19.	Solvency	54
5.20.	No Default.	55
5.21.	OFAC; Anti-Terrorism Laws.	55
ARTICLE VI COVENANTS		55
6.1.	Financial Reporting	55
6.2.	Use of Proceeds	57
6.3.	Notice of Material Events	57
6.4.	Conduct of Business	57
6.5.	Taxes	58
6.6.	Insurance	58
6.7.	Compliance with Laws and Material Contractual Obligations	58
6.8.	Maintenance of Properties	58
6.9.	Books and Records; Inspection	58
6.10.	Indebtedness	58
6.11.	Merger	59
6.12.	Sale of Assets	59
6.13.	Investments	59
6.14.	Acquisitions	60
6.15.	Liens	60
6.16.	Affiliates	62
6.17.	Restricted Payments	62
6.18.	Financial Covenants	62
6.19.	Guarantors	63
6.20.	Successor Provisions	63
6.21.	Anti-Terrorism Laws.	63
ARTICLE VII DEFAULTS		63
ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		65
8.1.	Acceleration; Remedies	65
8.2.	Application of Funds	66
8.3.	Amendments	67
8.4.	Preservation of Rights	68
ARTICLE IX GENERAL PROVISIONS		69

9.1.	Survival of Representations	69
9.2.	Governmental Regulation	69
9.3.	Headings	69
9.4.	Entire Agreement	69
9.5.	Several Obligations; Benefits of this Agreement	69
9.6.	Expenses; Indemnification	69
9.7.	Numbers of Documents	70
9.8.	Accounting	70
9.9.	Severability of Provisions	71
9.10.	Nonliability of Lenders	71
9.11.	Confidentiality	72
9.12.	Nonreliance	72
9.13.	Disclosure	72
9.14.	USA PATRIOT ACT NOTIFICATION	72
ARTICLE X THE ADMINISTRATIVE AGENT		72
10.1.	Appointment; Nature of Relationship	72
10.2.	Powers	73
10.3.	General Immunity	73
10.4.	No Responsibility for Loans, Recitals, etc	73
10.5.	Action on Instructions of Lenders	73
10.6.	Employment of Administrative Agents and Counsel	74
10.7.	Reliance on Documents; Counsel	74
10.8.	Administrative Agent’s Reimbursement and Indemnification	74
10.9.	Notice of Event of Default	75
10.10.	Rights as a Lender	75
10.11.	Lender Credit Decision, Legal Representation	75
10.12.	Successor Administrative Agent	76
10.13.	Administrative Agent and Arranger Fees	77
10.14.	Delegation to Affiliates	77
10.15.	Syndication Agent, Co-Documentation Agents, etc	77
10.16.	No Advisory or Fiduciary Responsibility	77
ARTICLE XI SETOFF; RATABLE PAYMENTS		77
11.1.	Setoff	78
11.2.	Ratable Payments	78
ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		78
12.1.	Successors and Assigns	78
12.2.	Participations	79
12.3.	Assignments	80
ARTICLE XIII NOTICES		82
13.1.	Notices; Effectiveness; Electronic Communication.	82
ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION		83
14.1.	Counterparts; Effectiveness	83
14.2.	Electronic Execution of Assignments	84
ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL		84
15.1.	CHOICE OF LAW.	84

15.2.	CONSENT TO JURISDICTION.	84
15.3.	WAIVER OF JURY TRIAL.	84

SCHEDULES

PRICING SCHEDULE

SCHEDULE 1 – Commitments

SCHEDULE 5.8 – Subsidiaries

SCHEDULE 5.14 – Properties

SCHEDULE 6.10 – Indebtedness

SCHEDULE 6.13 – Investments

SCHEDULE 6.15 - Liens

EXHIBITS

EXHIBIT A – Form of Opinion

EXHIBIT B – Form of Compliance Certificate

EXHIBIT C – Form of Assignment and Assumption Agreement

EXHIBIT D – Form of Borrowing Notice

EXHIBIT E – Form of Note

EXHIBIT F – Form of Increasing Lender Supplement

EXHIBIT G – Form of Augmenting Lender Supplement

EXHIBIT H – List of Closing Documents

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CREDIT AGREEMENT
This Credit Agreement (the “Agreement”), dated as of May 15, 2012, is among Plexus Corp., the Lenders and U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent. The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
As used in this Agreement:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” means U.S. Bank in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.
“Advance” means a borrowing hereunder of (i) Revolving Loans made by some or all of the Revolving Lenders, of the same Type, made, converted or continued on the same Borrowing Date or date of conversion or continuation, as applicable, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same Interest Period and (ii) a Term Loan made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as modified from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $250,000,000.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreed Currencies” means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Pounds Sterling and euro, and (iii) any other Eligible Currency which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.
“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (iii) the Eurocurrency Rate (without giving effect to the Applicable Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%, provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day.
“Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Available Aggregate Revolving Commitment at such time as set forth in the Pricing Schedule.
“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approximate Equivalent Amount” of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.
“Arrangers” means each of U.S. Bank and PNCCM, and their respective successors, in their respective capacities as Joint Lead Arrangers and Joint Book Runners.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Augmenting Lender” is defined in Section 2.26.
“Authorized Officer” means any of the President, Chief Financial Officer or Treasurer of the Borrower, acting singly.
“Available Aggregate Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the aggregate Revolving Exposures at such time.

“Base Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.
“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Borrower” means Plexus Corp., a Wisconsin corporation, and its successors and assigns.
“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.
“Borrowing Notice” is defined in Section 2.8.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York; Milwaukee, Wisconsin; and London, England for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest and (v) shares of money market mutual funds that are rated at least “AAAm” or “AAAG” by S&P or “P-1” or better by Moody’s.
“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange

Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, (ii) within any twelve-month period, occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the board of directors of the Borrower nor (y) appointed by directors so nominated or (iii) any “Change in Control” (or words of like import), as defined in any agreement or indenture relating to any issuance of Indebtedness, shall occur.
“Change in Law” means the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.
“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Term Loans.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Co-Documentation Agent” means each of The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment, in an aggregate amount not exceeding the amount set forth in Schedule 1, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c), (ii) as a result of the Term-Revolver Conversion, or (iii) otherwise from time to time pursuant to the terms hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Computation Date” is defined in Section 2.2.
“Consolidated EBIT” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) extraordinary non-cash expenses, charges or losses incurred other than in the ordinary course of business and (iv) non-cash expenses related to stock based compensation, minus, to the extent included in Consolidated Net Income, (1) extraordinary income or gains realized other than in the ordinary course of business, (2) income tax credits and refunds (to the extent not netted from tax expense in clause (ii) above) and (3) any cash payments made during such period in respect of items described in clauses (iii) or (iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating Consolidated EBIT for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBIT for such Reference Period shall be reduced by an amount equal to the Consolidated EBIT (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBIT (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBIT for such Reference Period shall be calculated after giving pro forma effect thereto on a basis approved by the Administrative Agent in its reasonable credit judgment as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary non-cash expenses, charges or losses incurred other than in the ordinary course of business and (vi) non-cash expenses related to stock based compensation, minus, to the extent included in Consolidated Net Income, (1) extraordinary income or gains realized other than in the ordinary course of business, (2) income tax credits and refunds (to the extent not netted from tax expense in clause (ii) above) and (3) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for the Borrower and its Subsidiaries on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto on a basis approved by the Administrative Agent in its reasonable credit judgment as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period. For the purposes of calculating Consolidated Interest Expense for any Reference Period, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense (if positive) attributable to the Property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Interest Expense (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto on a basis approved by the Administrative Agent in its reasonable credit judgment as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Total Indebtedness” means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Conversion/Continuation Notice” is defined in Section 2.9.
“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.
“Current Extension Commitments” is defined in Section 2.25(c).
“Daily Eurocurrency Base Rate” means, with respect to a Swing Line Loan, the applicable interest settlement rate for deposits in Dollar LIBOR for one month appearing on the applicable Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on a Business Day, provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Daily Eurocurrency Base Rate for one month shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR for one month as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on a Business Day, provided that, if no such interest settlement rate is available to the Administrative Agent, the applicable Daily Eurocurrency Base Rate for one month shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of U.S. Bank’s relevant Swing Line Loan and having a maturity equal to one month. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily Eurocurrency Base Rate, such interest rate shall change as and when the Daily Eurocurrency Base Rate shall change.
“Daily Eurocurrency Loan” means a Swing Line Loan which, except as otherwise provided in Section 2.11, bears interest at the Daily Eurocurrency Rate.
“Daily Eurocurrency Rate” means, with respect to a Swing Line Loan, the sum of (a) the quotient of (i) the Daily Eurocurrency Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) an applicable margin agreed between the Borrower and the Swing Line Lender.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the LC Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuer, the Swing Line Lender and each Lender.
“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in an Agreed Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.2 using the Exchange Rate with respect to such Agreed Currency at the time in effect.
“Domestic Subsidiary” means a Subsidiary of the Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Effective Date” means May 15, 2012.
“Eligible Assignee” means (i) a Lender; (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.
“Eligible Currency” means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued, or any other event occurs, in each case with the result that different types of such currency are introduced, such country’s currency is, (i) in the determination of the Administrative Agent, no longer readily available or freely traded; (ii) as to which, in the determination of the Administrative Agent, a Dollar Amount is not readily calculable or (iii) no longer a currency in which the Required Lenders are willing to make Loans (each of (i), (ii) and (iii), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such country’s currency shall no longer be an Agreed Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Amount of Loans in Dollars, subject to the other terms contained in Article II.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“Equivalent Amount” of any currency at any date means the equivalent in Dollars of such currency, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent’s foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) on the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU” means the European Union.
“euro” and/or “EUR” means the single currency of the participating member states of the EU.
“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.
“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable interest settlement rate for deposits in the applicable Agreed Currency (Dollar LIBOR, Sterling LIBOR or EURIBOR, as applicable) appearing on the applicable Reuters Screen for such Agreed Currency as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if the applicable Reuters Screen for such Agreed Currency is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in the applicable Agreed Currency as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.
“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.
“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.
“Event of Default” is defined in Article VII.
“Exchange Rate” means on any day, for purposes of determining the Dollar Amount of any other currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer, and the Administrative Agent, (i) Taxes imposed on its overall net income, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuer or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), and (iii) any U.S. federal withholding taxes imposed by FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Extended Termination Date” is defined in Section 2.25(a).
“Extension” is defined in Section 2.25(a).
“Extension Amendments” is defined in Section 2.25(e).
“Extension Offer” is defined in Section 2.25(a).
“Facility LC” is defined in Section 2.19(a).
“Facility LC Application” is defined in Section 2.19(c).
“Facility LC Collateral Account” is defined in Section 2.19(k).

“Facility Termination Date” means May 15, 2019, or any later date as may be specified as the Facility Termination Date in accordance with Section 2.25, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Milwaukee time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letters” is defined in Section 10.13.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by the LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s ratable share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds Transfer and Deposit Account Liability” means any banking services that are provided to the Borrower or any Subsidiary by the Administrative Agent, the LC Issuer or any other Lender or any of their respective Affiliates, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any

group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means each Domestic Subsidiary that is a party to the Guaranty, either on the date hereof or pursuant to the terms of Section 6.19, and their respective successors and assigns.
“Guaranty” means that certain Guaranty dated as of the date hereof executed by each of the Guarantors in favor of the Administrative Agent, for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time subject to the terms hereof and thereof.
“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Liability” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Hedging Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions.
“Hedging Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as a rate per annum.
“Increasing Lender” is defined in Section 2.26.
“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money (including the Obligations hereunder), (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) obligations of such Person as an account party with respect to standby and commercial Letters of Credit, (viii) Contingent Obligations of such Person, (ix) Net Mark-to-Market Exposure under Hedging Transactions and (x) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Interest Differential” is defined in Section 3.4.
“Interest Period” means, with respect to a Eurocurrency Advance, a period of one (1), two (2), three (3) or, if available, six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Facility LCs hereunder.
“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19(e).
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.
“Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Total Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower’s then most-recently ended four (4) fiscal quarters.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means a Revolving Loan (including a Swing Line Loan unless otherwise provided) or a Term Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, the Fee Letters, any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, and any other document or agreement, now or in the future, executed by the Borrower for the benefit of the Administrative Agent or any Lender in connection with this Agreement.
“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.
“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform, on a consolidated basis, their respective obligations under the Loan Documents to which they are party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders under the Loan Documents.
“Material Disposition” means any sale, transfer or disposition of Property or series of related sales, transfers, or dispositions of Property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.
“Material Indebtedness” means Indebtedness of the Borrower or any Subsidiary in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Maximum Foreign Currency Amount” means $50,000,000.
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.
“Minimum Extension Condition” is defined in Section 2.25(d).
“Modify” and “Modification” are defined in Section 2.19(a).
“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedging Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Transaction as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” is defined in Section 2.13.
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of April 21, 2011, evidencing a $175,000,000 note facility, by and among the Borrower and the purchasers from time to time party thereto, together with the agreements, documents and instruments delivered together therewith, in each case as amended, modified, extended, renewed, replaced or refinanced from time to time.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower and its Subsidiaries to the Lenders or to any Lender, the Administrative Agent, the LC Issuer or any indemnified party arising under the Loan Documents, or to the Lenders or any of their Affiliates with respect to any Funds Transfer and Deposit Account Liability or any Hedging Liability; provided, that “Obligations” shall exclude all Excluded Swap Obligations.
“OECD” means the Organisation for Economic Co-operation and Development.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Exposure outstanding at such time plus (ii) the outstanding principal amount of its Term Loans outstanding at such time.
“Participant” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(c).

“PATRIOT Act” means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Payment Date” means the third Business Day of each month.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (c) the business to be acquired in such Acquisition is in the same line of business as the Borrower’s or a line of business incidental thereto, (d) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (e) the Borrower shall have furnished to the Administrative Agent a certificate demonstrating in reasonable detail (i) a pro forma Leverage Ratio of less than 2.75 to 1.0 for the four (4) fiscal quarter period most recently ended prior to the date of such Acquisition and (ii) pro forma compliance with the other financial covenant contained in Section 6.18 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.
“PNCCM” means PNC Capital Markets LLC.
“PNC Fee Letter” is defined in Section 10.13.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Prior Extension Commitments” is defined in Section 2.25(c).
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Pro Rata Share” means, with respect to a Lender, (a) with respect to Revolving Loans, LC Obligations or Swing Line Loans, a portion equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Revolving Commitments of all Revolving Lenders, provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Revolving Exposure at such time by (ii) the aggregate Revolving Exposures at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Revolving Commitments of all Revolving Lenders (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment (except that no Lender is required to fund or participate in Revolving Loans, Swing Line Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans and funded or unfunded participations in Swing Line Loans and Facility LCs would exceed the amount of its Revolving Commitment (determined as though no Defaulting Lender existed)) and (b) with respect to Term Loans, a portion equal to a fraction the numerator of which is such Lender’s outstanding principal amount of Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders.
“Purchasers” is defined in Section 12.3(a).
“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, (a) if the related Advance is denominated in Dollars, two (2) Business Days before the first day of that period, (b) if the related Advance is denominated in euro, two (2) TARGET Days and two (2) London Business Days (to the extent the two are not the same) before the first day of such period and (c) if the related Advance is denominated in Pound Sterling, the first day of such period.
“Register” is defined in Section 12.3(d).
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.
“Reports” is defined in Section 9.6.
“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof.
“Revolving Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and participate in Facility LCs issued upon the application of the Borrower and Swing Line Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c), (iii) as a result of the Term-Revolver Conversion, or (iv) otherwise from time to time pursuant to the terms hereof. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments as of the date of this Agreement is $160,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of such Lender’s Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.
“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(a) (or any conversion or continuation thereof).
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time.
“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Stated Rate” is defined in Section 2.21.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries taken as a whole or Property which is responsible for more than 10% of the Consolidated Net Income of the Borrower and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Counterparty” means, with respect to any swap with the Administrative Agent, the LC Issuer or any other Lender or any Affiliate of any of the foregoing, any Person or entity that is or becomes a party to such swap.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any swap between the Administrative Agent, the LC Issuer or any other Lender or any Affiliate of any of the foregoing and one or more Swap Counterparties.
“Swing Line Borrowing Notice” is defined in Section 2.4(b).
“Swing Line Lender” means U.S. Bank or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.4.
“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans the Swing Line Lender may have outstanding to the Borrower at any one time, which, as of this date, is $5,000,000.
“Syndication Agent” means PNC Bank, National Association.
“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.
“TARGET Day” means any day on which TARGET is open for settlement of payments in euro.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.
“Term Lenders” means, as of any date of determination, Lenders having a Term Loan Commitment.
“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth in Schedule 1, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c), (ii) as a result of the Term-Revolver Conversion, or (iii) otherwise from time to time pursuant to the terms hereof and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $90,000,000 on the date of this Agreement. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Pro Rata Share of the Term Loans.
“Term Loans” means the Term Loans extended by the Lenders to the Borrower pursuant to Section 2.1(b) (or any conversion or continuation thereof).
“Term-Revolver Conversion” has the meaning set forth in Section 2.7(b).
“Term-Revolver Conversion Date” means April 4, 2013.
“Transferee” is defined in Section 12.3(e).
“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“U.S. Bank Fee Letter” is defined in Section 10.13.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Eurocurrency Advance”) or by Class and Type (e.g., a “Eurocurrency Revolving Advance”).

ARTICLE II
THE CREDITS
2.1.    Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make (a) Revolving Loans to the Borrower in Agreed Currencies and participate in Facility LCs issued upon the request of the Borrower, provided that, (i) after giving effect to the making of each such Loan and the issuance of each such Facility LC, the Dollar Amount of such Lender’s Revolving Exposure shall not exceed its Revolving Commitment, (ii) after giving effect to the making of each such Loan and the issuance of each such Facility LC, the aggregate Dollar Amount of the Revolving Exposures in Agreed Currencies other than Dollars shall not exceed the Maximum Foreign Currency Amount, and (iii) all Base Rate Loans shall be made in Dollars and (b) a Term Loan in Dollars to the Borrower on the Effective Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. Amounts repaid in respect of Term Loans may not be reborrowed. Unless previously terminated, (i) the Term Loan Commitments shall terminate at 1:00 p.m. (Milwaukee time) on the Effective Date and (ii) all other Commitments shall terminate on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
2.2.    Determination of Dollar Amounts; Required Payments; Termination. The Administrative Agent will determine the Dollar Amount of: (a) each Advance as of the date three (3) Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of (i) the aggregate Revolving Exposures exceeds the aggregate Revolving Commitments, (ii) the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment or (iii) the aggregate Dollar Amount of the Revolving Exposures in Agreed Currencies other than Dollars exceeds the Maximum Foreign Currency Amount, the Borrower shall immediately make a payment on the Loans or Cash Collateralize LC Obligations in an account with the Administrative Agent pursuant to Section 2.19(k) sufficient to eliminate such excess. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations of the Borrower under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Facility Termination Date.
2.3.    Ratable Loans; Types of Advances. Each Revolving Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Revolving Lenders ratably according to their Pro Rata Shares. The Revolving Advances may be Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrower in accordance with

Sections 2.8 and 2.9, or Swing Line Loans selected by the Borrower in accordance with Section 2.4. Each Term Loan Advance hereunder shall consist of Term Loans made from the several Term Lenders ratably according to their Pro Rata Shares on the Effective Date. The Term Loan Advances may be Base Rate Advances or Eurocurrency Advances.
2.4.    Swing Line Loans.
(a)    Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender may, at its option, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, plus (iii) the Swing Line Lender’s Pro Rata Share of the LC Obligations, exceed the Swing Line Lender’s Revolving Commitment at such time. Subject to the terms of this Agreement (including, without limitation the discretion of the Swing Line Lender), the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.
(b)    Borrowing Notice. In order to borrow a Swing Line Loan, the Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than 12:00 noon (Milwaukee time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.
(c)    Making of Swing Line Loans; Participations. Not later than 2:00 p.m. (Milwaukee time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by the Swing Line Lender pursuant to this Section 2.4(c), the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender a participation in such Swing Line Loan in proportion to its Pro Rata Share.
(d)    Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent. In addition, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4(c) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon (Milwaukee time) on the date of any notice received pursuant to this Section 2.4(d), each Lender shall make available its required Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4(d) shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(d) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4(c) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Borrower, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.4(d), interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.
2.5.    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Revolving Commitment from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on each Payment Date in the months of April, July, October and January and on the Facility Termination Date. Swing Line Loans shall not count as usage of the Aggregate Commitment for the purpose of calculating the commitment fee due hereunder; provided that Swing Line Loans will count as usage of the Swing Line Lender’s Commitment for the purpose of calculating the commitment fee due hereunder.
2.6.    Minimum Amount of Each Revolving Advance. Each Eurocurrency Revolving Advance shall be in the minimum amount of $2,000,000 and incremental amounts in integral multiples of $100,000, and each Base Rate Revolving Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, provided, however, that any Base Rate Revolving Advance may be in the amount of the Available Aggregate Revolving Commitment.
2.7.    Reductions in Aggregate Commitment; Optional Principal Payments; Term-Revolver Conversion.

(a)    The Borrower may permanently reduce the aggregate Revolving Commitments of the Revolving Lenders in whole, or in part ratably among the Revolving Lenders in integral multiples of $1,000,000, upon at least five (5) Business Days’ prior written notice to the Administrative Agent by 2:00 p.m. (Milwaukee time), which notice shall specify the amount of any such reduction, provided, however, that the amount of the aggregate Revolving Commitments of the Revolving Lenders may not be reduced below the aggregate Revolving Exposures. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder. The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000, any portion of the aggregate outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice by 11:00 a.m. (Milwaukee time) to the Administrative Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 11:00 a.m. (Milwaukee time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $100,000, any portion of the aggregate outstanding Eurocurrency Advances upon at least two (2) Business Days’ prior written notice to the Administrative Agent by 11:00 a.m. (Milwaukee time). All voluntary prepayments of Term Loans pursuant to this Section 2.7(a) shall be applied to scheduled principal installments of the Term Loans in inverse order of maturity.
(b)    The Borrower may elect to convert the aggregate principal amount of all outstanding Term Loans into Revolving Loans (with a corresponding increase in Revolving Commitments) on and after the Term-Revolver Conversion Date (the “Term-Revolver Conversion”). The Borrower shall only be entitled to exercise one Term-Revolver Conversion on and after the Term-Revolver Conversion Date. At least three (3) Business Days prior to the date on which the Term-Revolver Conversion is requested to occur, the Borrower shall deliver to the Administrative Agent and the Lenders (i) a written notice of the Borrower’s intent to effect the Term-Revolver Conversion and (ii) resolutions of the Board of Directors or other governing body of the Borrower authorizing the Term-Revolver Conversion. Such notice shall indicate the date on which such conversion is to occur and shall include a certification by the Borrower that all of the conditions set forth in Section 4.2 shall be satisfied immediately before and after giving effect to such conversion. No Term-Revolver Conversion shall occur if such conditions are not satisfied as of the conversion date. No consent from any Lender shall be required to give effect to such conversion. Schedule 1 shall be automatically modified as of the conversion date to give effect to the Term-Revolver Conversion. Upon such conversion date, each Lender with outstanding Term Loans shall have its Revolving Commitment increased by the aggregate principal amount of such Term Loans (with a corresponding increase in its Revolving Exposure). Thereafter, such Term Loans shall no longer remain outstanding.
2.8.    Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. For Revolving Loans, the Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing

Notice”) not later than 10:00 a.m. (Milwaukee time) on the Borrowing Date of each Base Rate Revolving Advance (other than a Swing Line Loan), two (2) Business Days before the Borrowing Date for each Eurocurrency Revolving Advance in Dollars and four (4) Business Days before the Borrowing Date for each Eurocurrency Revolving Advance in a currency other than Dollars, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto.
Not later than 12:00 noon (Milwaukee time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
2.9.    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance denominated in Dollars shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Each Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period or that such Eurocurrency Advance be converted to an Advance in Dollars. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) into a Eurocurrency Advance. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Milwaukee time) at least two (2) Business Days (four (4) Business Days for Eurocurrency Advances in currencies other than Dollars) prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the Agreed Currency amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto.
After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.
2.10.    Interest Rates. Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Base Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to, at the Borrower’s option, the Base Rate for such day plus an applicable margin agreed between the Borrower and the Swing Line Lender or the Daily Eurocurrency Rate. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. No Interest Period may end after the Facility Termination Date.
2.11.    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of an Event of Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Advance in an Agreed Currency other than Dollars shall be converted to an Advance in the Approximate Equivalent Amount in Dollars, (ii) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, (iii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iv) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Section 7.6 or 7.7, the interest rates set forth in clauses (ii) and (iii) above and the increase in the

LC Fee set forth in clause (iv) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.12.    Method of Payment; Repayment of Term Loans.
(a)    Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations of the Borrower under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (Milwaukee time) on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.19(f).
(b)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date. The Borrower shall repay the Term Loans on each date set forth below (or, if such date is not a Business Day, on the immediately preceding Business Day) in the aggregate principal amount set forth opposite such date:

Date	Amount
June 29, 2012	$3,750,000
September 28, 2012	$3,750,000
December 31, 2012	$3,750,000
March 28, 2013	$3,750,000

To the extent not previously paid or converted to Revolving Loans pursuant to Section 2.7(b), all unpaid Term Loans shall be paid in full in cash by the Borrower on the Facility Termination Date.
(c)    Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency, or any other event occurs, in each case with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or would no longer be an Eligible Currency or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.
2.13.    Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by promissory notes representing its Revolving Loans, Term Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Revolving Loans, Term Loans or Swing Line Loans (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14.    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15.    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance and each Swing Line Loan shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest on all Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that (a) interest at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year and (b) interest on Loans in Agreed Currencies for which a 365/366-day year is the market convention for such calculations shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.
2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the currency and interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17.    Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18.    Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.19.    Facility LCs.
(a)    Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit denominated in Dollars or other Agreed Currencies (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed $10,000,000, (ii) the aggregate Dollar Amount of the Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) the aggregate Dollar Amount of the Revolving Exposures in Agreed Currencies other than Dollars shall not exceed the Maximum Foreign Currency Amount. No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if the Borrower has posted on or before the fifth Business Day prior to the Facility Termination Date cash collateral in the Facility LC Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 105% of the LC Obligations with respect to such Facility LC.
(b)    Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)    Notice. Subject to Section 2.19(a), the Borrower shall give the Administrative Agent notice prior to 10:00 a.m. (Milwaukee time) at least two (2) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify the LC Issuer and each Lender, of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Agent or the Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
(d)    LC Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurocurrency Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable quarterly in arrears on each Payment Date in the months of April, July, October and January (the “LC Fee”). The Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn stated amount under such Facility LC, such fee to be payable quarterly in arrears on each Payment Date in the months of April, July, October and January and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all reasonable out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.
(e)    Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s

Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Milwaukee time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)    Obligations Absolute. The Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19(g) is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).
(h)    Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.
(i)    Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of the Borrower under any other provision of this Agreement.
(j)    Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
(k)    Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall either obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.22 or Section 8.1.
(l)    Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.
2.20.    Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Base Rate Advances into Eurocurrency Advances shall be suspended pursuant to Section 3.3 or if any Lender defaults in its obligation to make a Loan, reimburse the LC Issuer pursuant to Section 2.19(e) or the Swing Line Lender pursuant to Section 2.4(d) or declines to approve an amendment or waiver that requires the consent of all Lenders or all Lenders directly affected thereby that is approved by the Required Lenders or otherwise becomes a Defaulting Lender (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative

Agent (any existing Lender being deemed acceptable) shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5.
2.21.    Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated

maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22.    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer and Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until the ratio of the Revolving Exposures of such Lenders to the Revolving Exposures of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).
(C)    With respect to any commitment fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposures of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)
Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23.    Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance or Facility LC in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance or the date of issuance of such Facility LC any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, or any other event, in each case, which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance or Facility LC to be denominated in the

Agreed Currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans or Facility LC shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Base Rate Loans, unless the Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.
2.24.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
2.25.    Extensions of Commitments.
(a)    The Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Commitments to extend the termination date, and otherwise modify the terms of such Commitments or any portion thereof (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitments or any portion thereof) (each such modification, an "Extension") pursuant to one or more written offers (each, an "Extension Offer") made from time to time by the Borrower to all Lenders, in each case on a pro rata basis (based on their respective Pro Rata Shares) and on the same terms to each such Lender. In connection with each Extension, the Borrower will provide notification to the

Administrative Agent (for distribution to the Lenders), no later than thirty (30) days prior to the Facility Termination Date of the requested new termination date for the extended Commitments (each an "Extended Termination Date") and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide the Administrative Agent with a written notice thereof in a form reasonably satisfactory to the Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.
(b)    Each Extension shall be subject to the following:

(i)	no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to the Lenders or at the time of such Extension;

(ii)
except as to interest rates, fees and termination date, the Commitment of any Lender extended pursuant to any Extension shall have the same terms as the Commitments of the Lenders that did not agree to the Extension Offer;

(iii)
the final termination date of the Commitments to be extended pursuant to an Extension shall be later than the final termination date of the Commitments of the Lenders that did not agree to the Extension Offer;

(iv)
if the aggregate amount of Commitments in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate amount of Commitments offered to be extended by the Borrower pursuant to the relevant Extension Offer, then such Commitments shall be extended ratably up to such maximum amount based on the relative Commitments of the Lenders that accepted such Extension Offer;

(v)
all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by the Borrower generally directed to the applicable Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to the Administrative Agent;

(vi)	any applicable Minimum Extension Condition shall be satisfied; and

(vii)
no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a request for a Loan being deemed to be references to the Extension on the applicable date of such Extension), and the Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of the Borrower.

(c)    If at the time any Extension of Commitments (as so extended, "Current Extension Commitments") becomes effective, there will be Commitments or Revolving Loans attributable to a prior Extension that will remain outstanding (collectively, the "Prior Extension Commitments"), then, if the interest rate spread applicable to any such Current Extension

Commitments exceeds the interest rate spread applicable to such Prior Extension Commitments by more than 0.25%, then the interest rate spread applicable to such Prior Extension Commitments shall be increased so that it equals the interest rate spread applicable to the Current Extension Commitments (calculated as provided above).
(d)    The consummation and effectiveness of any Extension will be subject to a condition set forth in the relevant Extension Offer (a "Minimum Extension Condition") that a minimum amount be agreed to by the Lenders subject to such Extension (to be determined in the Borrower’s discretion and specified in the relevant Extension Offer, but in no event less than $100,000,000, unless another amount is agreed to by the Administrative Agent). For the avoidance of doubt, it is understood and agreed that the provisions of Section 11.2 will not apply to Extensions of Commitments pursuant to Extension Offers made pursuant to and in accordance with the provisions of this Section 2.25, including to any payment of interest or fees in respect of any Commitments or Revolving Loans that have been extended or made pursuant to an Extension at a rate or rates different from those paid or payable in respect of Commitments or Revolving Loans of Lenders that did not extend their Commitments, in each case as is set forth in the relevant Extension Offer.
(e)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments (collectively, "Extension Amendments") to this Agreement and the other Loan Documents as may be necessary in order to establish new classes of Commitments and Revolving Loans created pursuant to an Extension, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.25 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with the Borrower by the Administrative Agent hereunder shall be binding on the Lenders. Without limiting the foregoing, in connection with any Extension, the Borrower and any Subsidiary shall execute such agreements, confirmations or other documentation as the Administrative Agent shall reasonably request to accomplish the purposes of this Section 2.25.
(f)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.25.
2.26.    Increase Option. The Borrower may from time to time elect to increase the Revolving Commitments, in each case in minimum increments of $25,000,000 or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $100,000,000. The Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Revolving Commitments, or extend Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the reasonable approval of the Borrower, the Administrative Agent and the LC Issuer and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit F hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit G hereto. No consent of any Lender (other than the Lenders participating in the increase) shall be required for any increase in Revolving Commitments pursuant to this Section 2.26. Increases and new Revolving Commitments created pursuant to this Section 2.26 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.18 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the date hereof as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods.

ARTICLE III
YIELD PROTECTION; TAXES
3.1.    Yield Protection. If, after the date of this Agreement, there occurs any Change in Law which:
(a)    subjects any Lender or any applicable Lending Installation, the LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances and Daily Eurocurrency Loans), or
(c)    imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans or Daily Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, or Daily Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, or Daily Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.
3.2.    Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital or liquidity required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation or holding company controlling such Lender or the LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.
3.3.    Availability of Types of Advances; Adequacy of Interest Rate. If the Administrative Agent or the Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurocurrency Advances or Daily Eurocurrency Loans are not available to such Lenders in the relevant market or the Administrative Agent, in consultation with the Lenders, determines that the interest rate applicable to Eurocurrency Advances or Daily Eurocurrency Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances or Daily Eurocurrency Loans, then the Administrative Agent shall suspend the availability of Eurocurrency Advances or Daily Eurocurrency Loans and require any affected Eurocurrency Advances or Daily Eurocurrency Loans to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
3.4.    Funding Indemnification. If (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) the Borrower fails to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, the Borrower will indemnify each Lender for such Lender’s costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, Borrower agrees that Interest Differential shall not be discounted to its present value.
3.5.    Taxes.
(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, the LC Issuer or the

Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Loan Parties shall indemnify the Lender, the LC Issuer or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, the LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, the LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    For purposes of Section 3.5(d) and (f), the term “Lender” includes the LC Issuer.
3.6.    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans or Daily Eurocurrency Loans (in the case of the Swing Line Lender) to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances or Daily Eurocurrency Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan or Daily Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan and the Swing Line Lender funded its Daily Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Daily Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.
ARTICLE IV

CONDITIONS PRECEDENT
4.1.    Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:
(a)    The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.

(b)    The Administrative Agent shall have received a certificate, signed by an Authorized Officer on behalf of the Borrower, stating that as of the date hereof (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)    The Administrative Agent shall have received a written opinion of the Borrower’s counsel (which may include local counsel and in-house counsel), addressed to the Lenders substantially covering the opinions set forth in Exhibit A.
(d)    The Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.
(e)    The Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing (or comparable status) of the Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit H.
(f)    The Administrative Agent shall have received evidence satisfactory to it that any credit facility currently in effect for the Borrower shall have been terminated and cancelled and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and any and all liens thereunder, if any, shall have been terminated and released.
(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof for the account of each Lender, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h)    There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, since October 1, 2011 or (y) in the facts and information regarding such entities as represented by such entities to date.
(i)    The Administrative Agent shall have received all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing.

(j)    No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(k)    The Administrative Agent shall have received evidence satisfactory to it that the Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Laws and all health and safety statutes and regulations.
4.2.    Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.4(d) with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Borrowing Date:
(a)    There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)    The representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
5.1.    Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing (or comparable status) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
5.2.    Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
5.3.    No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, where, solely with respect to this clause (iii), such violation, default or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4.    Financial Statements. The October 1, 2011 audited consolidated financial statements of the Borrower and its Subsidiaries, and their unaudited financial statements dated as of December 31, 2011, heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
5.5.    Material Adverse Change. Since October 1, 2011, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
5.6.    Taxes. The Borrower and its Subsidiaries have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower and its Subsidiaries, including, without limitation, pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such Taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists and (ii) in an aggregate amount not to exceed $1,000,000 at any one time. No Tax Liens have been filed and, to the Borrower’s knowledge, no claims are being asserted with respect to any such Taxes in an aggregate amount in excess of $1,000,000 at any one time. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any Taxes or other governmental charges are adequate.
5.7.    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8.    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
5.9.    ERISA. With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
5.10.    Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
5.11.    Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12.    Material Agreements. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.
5.13.    Compliance With Laws. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.
5.14.    Ownership of Properties. Except as set forth in Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries (other than as may have been disposed of in a manner permitted by Section 6.12(a)).
5.15.    Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.16.    Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, neither the Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
5.17.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18.    Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice.
5.19.    Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the

Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.
(ii)    The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
5.20.    No Default. No Default or Event of Default has occurred and is continuing.
5.21.    OFAC; Anti-Terrorism Laws.
(a)    Neither the Borrower nor any Subsidiary (i) is a Sanctioned Person, (ii) has more than 5% of its assets in Sanctioned Countries, or (iii) derives more than 5% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. The Borrower and its Subsidiaries have not violated any Anti-Terrorism Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
ARTICLE VI

COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1.    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders:

(a)    Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern modifier, certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.
(b)    Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements (including sufficient detail for independent calculation of the financial covenants set forth in Section 6.18) and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or treasurer.
(c)    Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(d)    Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
(e)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.
(f)    Such other information (including non-financial information and environmental reports) as the Administrative Agent or any Lender may from time to time reasonably request.
If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders at such earlier date.
Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) shall be deemed to have been furnished on the date on which the Lenders receive notice that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge; provided that the Borrower shall give notice of any such filing to the Administrative Agent (who shall then give notice of any such filing to the Lenders). Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent.

6.2.    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions to (i) refinance certain existing Indebtedness and for (ii) working capital, capital expenditures, share repurchases and other lawful general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).
6.3.    Notice of Material Events. The Borrower will, and will cause each Subsidiary to, give notice in writing to the Administrative Agent and each Lender, promptly and in any event within three (3) days after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)    any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions;
(c)    with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;
(d)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
(e)    any material change in accounting policies of, or financial reporting practices by, the Borrower or any Subsidiary; and
(f)    any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4.    Conduct of Business. The Borrower will, and will cause each Subsidiary to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing (or comparable status) as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, solely with respect to this clause (iii), where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

6.5.    Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP, and which do not exceed $1,000,000 in the aggregate at any one time.
6.6.    Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried, including a certificate setting forth in summary form the nature and extent of all such insurance.
6.7.    Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each Subsidiary to, (i) comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and (ii) perform in all material respects its obligations under material agreements to which it is a party.
6.8.    Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
6.9.    Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, at the Borrower’s expense, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate; provided, that so long as no Event of Default has occurred and is continuing, such inspections shall not exceed two (2) times per fiscal year.
6.10.    Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)    The Loans and the Reimbursement Obligations.
(b)    Indebtedness existing on the date hereof and described in Schedule 6.10 and any renewal or extension of such Indebtedness that does not increase the principal amount thereof.

(c)    Indebtedness arising under Hedging Transactions that are non-speculative in nature.
(d)    Intercompany Indebtedness from time to time owing among the Borrower and its Subsidiaries, to the extent permitted by Section 6.13 hereof.
(e)    Endorsement of items for deposit or collection of commercial paper received in the ordinary course of business.
(f)    Other Indebtedness, provided that the aggregate amount of such other Indebtedness does not exceed $150,000,000 at any time outstanding.
6.11.    Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that a Subsidiary may merge, liquidate or dissolve into the Borrower or a Wholly-Owned Subsidiary.
6.12.    Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:
(a)    Sales of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business.
(b)    The sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment.
(c)    To the extent not otherwise permitted under clauses (a), (b) or (d) of this Section 6.12, the sale, transfer, lease or other disposition in the ordinary course of business of Property of (i) the Borrower and the Domestic Subsidiaries to one another, (ii) the Foreign Subsidiaries to one another and (iii) the Borrower or any Domestic Subsidiary to any Foreign Subsidiary, provided that the aggregate amount of such sales, transfers, leases or other dispositions permitted under this clause (iii) does not exceed $75,000,000 at any time outstanding.
(d)    Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.
6.13.    Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:
(a)    Cash Equivalent Investments.

(b)    Existing Investments in Subsidiaries and other Investments in existence on the date hereof, each as described in Schedule 6.13.
(c)    Investments constituting Permitted Acquisitions.
(d)    Travel advances to management personnel and employees in the ordinary course of business.
(e)     Investments constituting Hedging Transactions that are non-speculative in nature.
(f)    The Borrower’s equity investments from time to time in the Domestic Subsidiaries, and equity investments made from time to time by a Domestic Subsidiary in one or more of the other Domestic Subsidiaries.
(g)    Loans and advances made from time to time among the Borrower and the Domestic Subsidiaries.
(h)    Loans and advances made from time to time by the Borrower or any Domestic Subsidiary to any Foreign Subsidiary in the ordinary course of business to finance (i) working capital needs and (ii) capital expenditures and property, plant and equipment, provided that the aggregate amount of such loans and advances permitted under this clause (ii) does not exceed $100,000,000 in any fiscal year and 15% of the Borrower’s total assets in the aggregate during the term of this Agreement.
(i)    The Borrower’s equity investments in the Foreign Subsidiaries existing on the date hereof, equity investments made from time to time by a Foreign Subsidiary in one or more of the other Foreign Subsidiaries, and any loans and advances from time to time among the Foreign Subsidiaries.
(j)    Other Investments, provided that the aggregate amount of such other Investments does not exceed $50,000,000 at any time outstanding.
6.14.    Acquisitions. The Borrower will not, nor will it permit any Subsidiary, to make any Acquisition other than a Permitted Acquisition.
6.15.    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.
(c)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(d)    Easements, rights-of-way, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.
(e)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve, and (ii) such account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.
(f)    Liens existing on the date hereof and described in Schedule 6.15.
(g)    Liens on Property acquired in a Permitted Acquisition, provided that such Liens extend only to the Property so acquired and were not created in contemplation of such acquisition.
(h)    Liens on equipment of the Borrower or any Subsidiary created solely for the purpose of securing Indebtedness permitted by Section 6.10(f) hereof, representing or incurred to finance the purchase price of such Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property.
(i)    Any interest or title of a lessor under any operating lease.
(j)    Liens in the nature of licenses that arise in the ordinary course of business and consistent with past practice.
(k)    Other Liens securing Indebtedness, provided that the aggregate amount of Indebtedness secured by Liens described in this clause (k) at any time does not exceed $25,000,000 at any time outstanding; provided further that the Borrower will not, and will not permit any Subsidiary to, grant any Lien securing Indebtedness outstanding under or pursuant to any Note Purchase Agreement pursuant to this clause (k) unless and until all Obligations of the Borrower under this Agreement and the other Loan Documents shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders.

(l)    Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the Property which secured the Lien so extended, renewed or replaced.
6.16.    Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.
6.17.    Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payment, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and (ii) the Borrower may make any other Restricted Payment so long as (x) no Default or Event of Default shall exist before or after giving effect to such Restricted Payment or be created as a result thereof and (y) the pro forma Leverage Ratio is less than 2.75 to 1.00 before and after giving effect to such Restricted Payment.
6.18.    Financial Covenants.
(a)    Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four (4) fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 3.50 to 1.00.

(b)    Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four (4) fiscal quarters to be greater than 3.00 to 1.00.
6.19.    Guarantors. If the Borrower organizes a new Domestic Subsidiary or any Subsidiary becomes a Domestic Subsidiary pursuant to the definition thereof, the Borrower will, within thirty (30) days after the date on which such Domestic Subsidiary was organized or such Subsidiary became a Domestic Subsidiary, cause such Domestic Subsidiary to execute, by joinder, the Guaranty, and deliver such joinder to the Administrative Agent, together with an updated Schedule 5.8 hereto designating such Domestic Subsidiary as such and such other documentation (including, without limitation, certified evidence of formation and good standing (or comparable status), certificates, resolutions and opinions of counsel) as the Administrative Agent may reasonably request.
6.20.    Successor Provisions. For the avoidance of doubt, each of the parties hereto hereby agrees that solely for purposes of the Note Purchase Agreement, Sections 6.10 and 6.13 hereof constitute successor provisions to Section 8.9 of that certain Second Amended and Restated Credit Agreement, dated as of April 4, 2008, by and among the Borrower, Bank of Montreal, as administrative agent, the lenders party thereto from time to time and the guarantors party thereto from time to time.
6.21.    Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law, solely with respect to this clause (iii), which violation could reasonably be expected to have a Material Adverse Effect. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm material compliance by the Loan Parties with Anti-Terrorism Laws.

ARTICLE VII

DEFAULTS
The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1.    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or confirmed.
7.2.    Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five (5) days after the same becomes due.
7.3.    The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.4, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, or 6.19.
7.4.    The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the Borrower becomes aware of any such breach.
7.5.    Failure of the Borrower or any of its Subsidiaries to pay when due any Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6.    The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.
7.7.    Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
7.8.    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9.    The Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (to the extent not covered by independent third-party insurance which has not been denied), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.
7.10.    (a) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $5,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (b) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in material liability.
7.11.    Nonpayment by the Borrower or any Subsidiary of any Hedging Liability when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Hedging Transaction or any transaction of the type described in the definition of “Hedging Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto.
7.12.    Any Change in Control shall occur.
7.13. The occurrence of any “default”, as defined in any Loan Document (other than this Agreement), which default continues beyond any period of grace therein provided.
7.14. Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1.    Acceleration; Remedies.
(a)    If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations of the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations of the Borrower under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations of the Borrower under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations of the Borrower under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)    If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(c)    The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations of the Borrower under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents, as provided in Section 8.2.
(d)    At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations of the Borrower under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(e)    If, within thirty (30) days after acceleration of the maturity of the Obligations of the Borrower under this Agreement and the other Loan Documents or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations of the Borrower due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
(f)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, subject to the direction of the Required Lenders, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2.    Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations of the Borrower under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1

(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)    First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)    Second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees and commitment fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer as required by Section 9.6 and amounts payable under Article III);
(c)    Third, to payment of accrued and unpaid LC Fees, commitment fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this Section 8.2(c) payable to them;
(d)    Fourth, to the Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any, and to payment of the unpaid principal of the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to their Pro Rata Shares;
(e)    Fifth, to payment of all Funds Transfer and Deposit Account Liabilities and all Hedging Liabilities owing to the Lenders or any of their Affiliates;
(f)    Sixth, to payment of all other Obligations, ratably among the Lenders; and
(g)    Last, the balance, if any, to the Borrower or as otherwise required by law;
provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.
8.3.    Amendments. Subject to the provisions of this Section 8.3, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)    without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder.
(b)    without the consent of all of the Lenders, reduce the percentage specified in the definition of Required Lenders.
(c)    without the consent of all of the Lenders, amend this Section 8.3.
(d)    without the consent of all of the Lenders, release all or substantially all of the Guarantors of the Obligations.
(e)    without the consent of each Lender directly affected thereby, amend Section 2.7(b) or Section 8.2.
(f)    without the consent of each Lender directly affected thereby, amend Section 11.2 (with the exception of any amendment the Administrative Agent deems necessary or appropriate to implement Section 2.25, which amendment would only require the consent of the Required Lenders).
(g)    without the consent of all of the Lenders, amend the definition of “Agreed Currencies”.
No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. No amendment to any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.
8.4.    Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS
9.1.    Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4.    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters, which shall survive and remain in full force and effect during the term of this Agreement.
9.5.    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6.    Expenses; Indemnification.
(a)    The Borrower shall reimburse the Administrative Agent upon demand for all expenses paid or incurred by the Administrative Agent, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, reasonable travel expenses and fees, reasonable charges and disbursements of outside counsel to the Administrative Agent and the Arrangers incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arrangers, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, reasonable travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the Arrangers, the LC Issuer and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, any Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents (including workouts and restructurings). Expenses being reimbursed by the Borrower under this Section include costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time U.S. Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by U.S. Bank from information furnished to it by or on behalf of the Borrower, after U.S. Bank has exercised its rights of inspection pursuant to this Agreement.
(b)    The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, each Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor (including reasonable fees, charges and disbursements of outside counsel) whether or not the Administrative Agent, any Arranger, the LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby, any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by Borrower or any of its Subsidiaries, any environmental liability related in any way to Borrower or any of its Subsidiaries, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of its Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification, including, without limitation, reasonable attorneys’ fees and settlement costs. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.
9.7.    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
9.8.    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4 , except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower’s audited financial statements; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section

825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.
9.9.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10.    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, any Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No party hereto shall have any liability with respect to, and each party hereto hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that neither Arranger shall, in its capacity as such, have any duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on any Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.

9.11.    Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which it is a party, (vi) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information.
9.12.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.13.    Disclosure. The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
9.14.    USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.

ARTICLE X
THE ADMINISTRATIVE AGENT
10.1.    Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,”

it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2.    Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
10.3.    General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4.    No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.
10.5.    Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan

Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6.    Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
10.7.    Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8.    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (disregarding, for the avoidance of doubt, the exclusion of Defaulting Lenders therein) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9.    Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10.    Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11.    Lender Credit Decision, Legal Representation.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arrangers hereunder, neither the Administrative Agent nor the Arrangers shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or any Arranger (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.
(b)    Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12.    Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time that it constitutes a Defaulting Lender by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower (so long as no Event of Default has occurred and is continuing, with the Borrower’s consent, not to be unreasonably withheld or delayed) and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13.    Administrative Agent and Arranger Fees. The Borrower agrees to pay to (i) U.S. Bank, in its capacity as Administrative Agent and an Arranger, the fees agreed to by the Borrower and U.S. Bank pursuant to that certain letter agreement dated as of May 15, 2014 between U.S. Bank and the Borrower (the “U.S. Bank Fee Letter”) and (ii) PNCCM, in its capacity as an Arranger, and PNC Bank, National Association the fees agreed to by the Borrower, PNCCM and PNC Bank, National Association pursuant to that certain letter agreement dated as of May 15, 2014 among PNCCM, PNC Bank, National Association and the Borrower (the “PNC Fee Letter” and together with the U.S. Bank Fee Letter, the “Fee Letters”), or as otherwise agreed from time to time.
10.14.    Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.
10.15.    Syndication Agent, Co-Documentation Agents, etc. Neither the Syndication Agent nor any Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.
10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE XI

SETOFF; RATABLE PAYMENTS
11.1.    Setoff. The Borrower hereby grants each Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Lender or any Affiliate of such Lender (the “Deposits”). In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs and is continuing, Borrower authorizes each Lender to offset and apply all such Deposits toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
11.2.    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1.    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2.    Participations.
(a)    Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)    Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3.    Assignments.
(a)    Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form reasonably acceptable to the Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of the Borrower and the

Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.
(b)    Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. The consent of the Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of each of the LC Issuer and the Swing Line Lender shall be required prior to an assignment of a Commitment becoming effective unless the Purchaser is a Lender with a Commitment. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.
(c)    Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment by the assigning Lender of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

(d)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
ARTICLE XIII

NOTICES
13.1.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower, to it at Plexus Corp., One Plexus Way, P.O. Box 156, Neenah, Wisconsin 54957-0156, Attention: Treasurer, Facsimile: 920-752-5395,
Email: PLXS-GHQ.Treasury.Team@plexus.com;

(ii)    if to the Administrative Agent, to it at U.S. Bank National Association, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Steve Carlton, Facsimile: 414-765-4430;
(iii)    if to the LC Issuer, to it at U.S. Bank National Association, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Steve Carlton, Facsimile: 414-765-4430;

(iv)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION
14.1.    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2.    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1.    CHOICE OF LAW.THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2.    CONSENT TO JURISDICTION.THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN MILWAUKEE, WISCONSIN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MILWAUKEE, WISCONSIN.
15.3.    WAIVER OF JURY TRIAL.THE BORROWER, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

PLEXUS CORP.

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as Administrative
Agent

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Syndication Agent

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

RBS CITIZENS, N.A., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

ASSOCIATED BANK, N.A., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

BANK OF THE WEST, a California Banking
Corporation, as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

BMO HARRIS FINANCING INC., as a Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

THE NORTHERN TRUST COMPANY, as a
Lender

By:
Name:
Title:

Signature Page to
Plexus Corp. Credit Agreement

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status
Eurocurrency Rate	1.000%	1.125%	1.375%	1.625%
Base Rate	0.00%	0.00%	0.00%	0.250%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status
Commitment Fee	0.150%	0.175%	0.200%	0.250%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.00 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.75 to 1.00.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.50 to 1.00.
“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status.
“Status” means either Level I Status, Level II Status, Level III Status or Level IV Status.
The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Notwithstanding any term herein to the contrary, as of the date hereof (and until the date of the first adjustment to the Applicable Margin or Applicable Fee Rate as contemplated hereby), the Borrower shall be deemed to be at Level III Status. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered.

SCHEDULE 1
Commitments

Lender	Revolving Commitment	Term Loan Commitment	Total Commitment	Total Commitment Percentage
U.S. BANK NATIONAL ASSOCIATION	$32,900,000	$0	$32,900,000	14.000000000000%
PNC BANK, NATIONAL ASSOCIATION	$32,900,000	$0	$32,900,000	14.000000000000%
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.	$23,500,000	$0	$23,500,000	10.000000000000%
HSBC BANK USA, NATIONAL ASSOCIATION	$23,500,000	$0	$23,500,000	10.000000000000%
RBS CITIZENS, N.A.	$23,500,000	$0	$23,500,000	10.000000000000%
WELLS FARGO BANK, N.A.	$23,500,000	$0	$23,500,000	10.000000000000%
BANK OF AMERICA, N.A.	$18,800,000	$0	$18,800,000	8.000000000000%
JPMORGAN CHASE BANK, N.A.	$18,800,000	$0	$18,800,000	8.000000000000%
ASSOCIATED BANK, N.A.	$9,400,000	$0	$9,400,000	4.000000000000%
BANK OF THE WEST, a California Banking Corporation	$9,400,000	$0	$9,400,000	4.000000000000%
BMO HARRIS BANK N.A.	$9,400,000	$0	$9,400,000	4.000000000000%
THE NORTHERN TRUST COMPANY	$9,400,000	$0	$9,400,000	4.000000000000%
TOTAL COMMITMENTS	$235,000,000	$0	$235,000,000	100.00%

EXHIBIT A
FORM OF OPINION

[Attached]. 1

___________________________
1 The opinion delivered in support of the Credit Agreement dated as of May 15, 2012 is appended to such document.

EXH. A-1

EXHIBIT B

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 15, 2012 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Plexus Corp. (the “Borrower”), the lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected [chief financial officer][treasurer] of the Borrower;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the first day of the first fiscal month following the delivery hereof.
6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

EXH. B-1

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of _______, ___.

Name:
Title: [chief financial officer]
[treasurer]

EXH. B-2

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of [_________], 20[__] with
Provisions of Section 6.18 of
the Agreement

SCHEDULE II TO COMPLIANCE CERTIFICATE
Borrower’s Applicable Margin Calculation

SCHEDULE III TO COMPLIANCE CERTIFICATE
Reports and Deliveries Currently Due

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/ Approved Fund of [identify Lender][2]

3.	Borrower(s):

__________________________________
2 Select as applicable.

EXH. C-1

4.	Administrative Agent:	U.S. Bank National Association, as the agent under the Credit Agreement.

5.	Credit Agreement:	The $250,000,000 Credit Agreement dated as of May 15, 2012 among Plexus Corp., the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[4]	Percentage Assigned of Commitment/Loans[5]
[____________][6]		$[____________]	$[____________]	[_______]%
[____________]		$[____________]	$[____________]	[_______]%
[____________]		$[____________]	$[____________]	[_______]%

7.	Trade Date:	[______________________][7]

Effective Date: [____________________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

___________________________________
3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
6 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,”, etc.).
7 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

EXH. C-2

ASSIGNOR
[NAME OF ASSIGNOR]

By:_________________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:_________________________________
Title:

[Consented to and][8] Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Title:

[Consented to:][9]

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

___________________________________
8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
9 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

EXH. C-3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Wisconsin.

EXHIBIT D

FORM OF BORROWING NOTICE

TO:    U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of May 15, 2012 among Plexus Corp. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
The undersigned Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [_______________], 20[__] (the “Borrowing Date”):
(a) from the Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[___________] in Revolving Loans as:
1.     a Base Rate Advance (in Dollars)
2.     a Eurocurrency Advance with the following characteristics:
Interest Period of [_______] month(s)
Agreed Currency: [________]
(b) from the Swing Line Lender, a Swing Line Loan (in Dollars) of $[____________] bearing interest at:
1.     Base Rate plus agreed applicable margin of [____]%
2.      Daily Eurocurrency Rate
The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) at the

EXH. D-1

time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

EXH. D-2

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.
Dated: _______________, 20__

By:
Name:
Title:

EXH. D-3

EXHIBIT E

NOTE
[Date]
Plexus Corp., a Wisconsin corporation (the “Borrower”), promises to pay to the order of [____________________________________] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 15, 2012 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

EXH. E-1

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF WISCONSIN WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

PLEXUS CORP., a Wisconsin corporation

By:
Print Name:
Title:

EXH. E-2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF PLEXUS CORP.,
DATED [__________], 20[_]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXH. E-3

EXHIBIT F

FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of May 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Plexus Corp. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.26 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.26 of the Credit Agreement; and
WHEREAS, pursuant to Section 2.26 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitments equal to $[__________].
2. The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.
5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

EXH. F-1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF INCREASING LENDER]
By:____________________________________
Name:
Title:

Accepted and agreed to as of the date first written above:
[____________________________________]

By:______________________________________

Name:

Title:

Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent

By:______________________________________
Name:
Title:

EXH. F-2

EXHIBIT G

FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), to the Credit Agreement, dated as of May 15, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Plexus Corp. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.26 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[__________].
2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

EXH. G-1

3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
4.    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.
7.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
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EXH. G-2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF AUGMENTING LENDER]
By:
Name:
Title:
Accepted and agreed to as of the date first written above:
[_____________________________________]

By:_____________________________________

Name:

Title:

Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION
as Administrative Agent
By:_____________________________________

Name:

Title:

EXH. G-3

EXHIBIT H

LIST OF CLOSING DOCUMENTS
PLEXUS CORP.
CREDIT FACILITIES

EXH. H-1